EXHIBIT 19.2























       The Financial Statements and Supplemental Schedules for the 401(k) Stock
              Purchase Plan for Employees of Cullen/Frost Bankers, Inc.
                     for the years ended December 31, 1998 and 1997

                                         401(k) Stock Purchase Plan
                                         for the Employees of
                                         Cullen/Frost Bankers, Inc.
                                         and Its Affiliates

                                         Financial Statements
                                         and Supplemental Schedules

                                         Years Ended December 31, 1998 and 1997
                                         with Report of Independent Auditors

               401(k) Stock Purchase Plan for the Employees of
                Cullen/Frost Bankers, Inc. and Its Affiliates

                             Financial Statements
                         and Supplemental Schedules


                   Years Ended December 31, 1998 and 1997




                                  Contents

Report of Independent Auditors........................................ 	1


Financial Statements

Statements of Net Assets Available for Benefits....................... 	3
Statements of Changes in Net Assets Available for Benefits............ 	4
Notes to Financial Statements......................................... 	5


Supplemental Schedules

Item 27a - Schedule of Assets Held for Investment Purposes............ 	15
Item 27d - Schedule of Reportable Transactions........................ 	16

                         Report of Independent Auditors



Compensation and Benefits Committee of the 401(k) Stock Purchase Plan for the Employees of
	Cullen/Frost Bankers, Inc. and Its Affiliates
San Antonio, Texas

We have audited the accompanying statements of net assets available for benefits of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998 and 1997, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998 and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of

Compensation and Benefits Committee of the 401(k) Stock Purchase Plan for the Employees of
	Cullen/Frost Bankers, Inc. and Its Affiliates



Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1998 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1998 financial statements taken as a whole.

The schedule of assets held for investment purposes and schedule of reportable transactions that accompany the Plan's financial statements do not disclose the historical cost of certain plan investments or the net gain or loss from certain sales transactions. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.


                                               /s/ERNST & YOUNG L.L.P.

San Antonio, Texas
May 28, 1999

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                    Statements of Net Assets Available for Benefits



                                                           December 31
                                                       1998           1997
                                                      ----------------------
Assets
Common stock of Cullen/Frost Bankers, Inc.
(pending distribution)                             $           - $      17,538
Investments, at fair value:
  Common stock of Cullen/Frost Bankers, Inc.          82,223,198    88,099,682
  AIM Short-Term Prime Money Market Fund                       -        82,917
  AIM LTD Maturity Treasury Fund                               -       921,338
  Templeton Growth Fund                                3,287,158     2,934,922
  Fidelity Advisor Growth Opportunities Fund           8,021,620     4,107,804
  Fidelity Money Market Fund                           6,396,502     4,953,482
  Frost EB Low Duration Fund                             661,618             -
  Optimum Mix/Total Return Portfolio                   5,989,919     4,416,454
  Optimum Mix/Equities Only Portfolio                  1,675,115             -
  Short-Term Investments Co. Prime Portfolio                   -       417,283
Participant loans                                      6,903,667     6,133,895
                                                 ------------------------------
Total investments                                    115,158,797   112,085,315


Receivables:
  Employer contributions                                 149,831       102,149
  Participants' contributions                            234,441       161,607
  Interest                                                   267         1,035
  Merger asset                                                 -       705,496
                                                  -----------------------------
Net assets available for benefits                  $ 115,543,336 $ 113,055,602
                                                  =============================


See accompanying notes.

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

               Statements of Changes in Net Assets Available for Benefits



                                                    Year Ended December 31
                                                       1998          1997
                                                   ---------------------------
Additions to net assets attributed to:
 Investment activities:
   Interest                                        $    328,202   $    233,798
   Dividends                                          2,668,772      2,389,485
   Net appreciation (depreciation) in
   fair value of investments                         (3,897,172)    40,750,675
                                                   ---------------------------
                                                       (900,198)    43,373,958
 Contributions:
   Employer                                           3,024,548      1,961,981
   Participants                                       5,398,984      4,831,873
                                                   ---------------------------
Total additions                                       7,523,334     50,167,812

Deductions from net assets attributed to:
 Benefits paid to participants                        5,035,600      2,397,145
 Transfer of funds due to plan merger                         -       (705,496)
                                                   ----------------------------
Net increase                                          2,487,734     48,476,163

Net assets available for benefits at
 beginning of year                                  113,055,602     64,579,439
                                                   ----------------------------
Net assets available for benefits at
 end of year                                       $115,543,336   $113,055,602
                                                   ============================


See accompanying notes.

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                             Notes to Financial Statements

                               December 31, 1998 and 1997


1.  Significant Accounting Policies

The accounting records of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates (the Plan) are maintained on the accrual basis of accounting.

The Plan's investments are held in common stock of Cullen/Frost Bankers, Inc.
(CFBI), Templeton Growth Fund, Fidelity Advisor Growth Opportunities Fund, Frost EB Low Duration Fund, Optimum Mix/Total Return Portfolio, and Optimum Mix/Equities Only Portfolio, which are stated at fair value based on quoted market prices on the valuation date, and in the Fidelity Money Market Fund. Changes in fair market value and gains and losses on the sale of investment securities are reflected in the statements of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments. Money market investments are valued at cost, which approximates fair value.

Administrative expenses of the Plan are paid by CFBI.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Description of the Plan

The following is a general description of the Plan. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

General

The Plan is a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code (IRC) and covers full-time employees who complete 90 days of service and part-time employees who complete 90 days of service and are scheduled to work more than 1,000 hours in a year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                       Notes to Financial Statements (continued)

                             December 31, 1998 and 1997


2.  Description of the Plan (continued)

Contributions and Investment Options

Participants may contribute an amount not less than 2% and not exceeding 16% of their compensation, limited by 401(k) regulations, and may direct investments of their accounts in either common stock of CFBI, Templeton Growth Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Money Market Fund, Frost EB Low Duration Fund, Optimum Mix/Total Return Portfolio, or Optimum Mix/Equities Only Portfolio. Participants are able to invest their contributions in these funds in 1% increments. CFBI matches 100% of the participants' contributions up to 6% of the participants'compensation. The match is invested in the common stock of CFBI.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) CFBI's contributions and (b) plan earnings. Forfeited balances of terminated participants' nonvested accounts are used to restore forfeitures of reemployed participants, pay administrative expenses to the extent not paid by CFBI, or reduce future company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Vesting

Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Participants employed prior to January 1, 1991 are 100% vested in their employer contributions. Participants employed after December 31, 1990 vest in their employer contributions at 20% per year with 100% vesting occurring after completion of five years of service, upon death or disability, or when the participant reaches age 65.

Participant Loans

Participants may borrow from their fund accounts a minimum of $500 up to a maximum of $50,000 or 50% of their account balance, reduced by the highest amount of any loan outstanding within the previous twelve months. Loan transactions are treated as a transfer from (to) the investment fund to (from) the loan fund. Loan terms range from

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                       Notes to Financial Statements (continued)

                              December 31, 1998 and 1997


2.  Description of the Plan (continued)

1 to 5 years or up to 30 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates. Principal and interest are paid ratably through semimonthly payroll deductions. Subject to Internal Revenue Service (IRS) limitations, participants may make hardship withdrawals from a portion of their 401(k) contributions to pay for an immediate and heavy financial need. Participant loans are stated at cost which approximates fair value.

Payment of Benefits

Upon normal retirement at age 65, or in the event of death or disability, a participant will receive a lump-sum payment of his (her) account in the Plan and all amounts which have been allocated to his (her) plan account. Distribution of a participant's account must occur no later than April of the calendar year after the participant reaches age 70 1/2. In the event of termination of employment with the employer for any other reason, the participant is entitled to the vested portion of his (her) account in the Plan and all vested amounts which have been allocated to his (her) plan account.

Plan Termination

Although it has not expressed any intent to do so, CFBI has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

3.  Benefits Payable to Terminated Participants

At December 31, 1998, there were 23 terminated participants in the Plan who had requested a distribution entitled to aggregate vested benefits totaling $102,522 in cash disbursements and 1,533 shares of CFBI common stock, or $84,123, applying the fair market value of the stock of $54.86 per share at December 31, 1998. At December 31, 1997, there were nine terminated participants in the Plan who had requested a distribution entitled to aggregate vested benefits totaling $82,411 in cash distributions and 5,211 shares of CFBI common stock, or $316,256, applying the fair market value of the stock of $60.69 per share at December 31, 1997.

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                        Notes to Financial Statements (continued)

                               December 31, 1998 and 1997


4.  Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:


                                                            December 31
                                                        1998          1997
                                                    --------------------------
  Net assets available for benefits per the
    financial statements                            $115,543,336  $113,055,602
  Amounts allocated to withdrawing
    participants                                        (186,645)     (398,667)
                                                    --------------------------
  Net assets available for benefits per the
    Form 5500                                       $115,356,691  $112,656,935
                                                    ==========================

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:


                                                      Year Ended December 31
                                                        1998           1997
                                                     -------------------------
  Benefits paid to participants per the
    financial statements                             $ 5,035,600   $ 2,397,145
  Add:  Amounts allocated to withdrawing
    participants at the end of the year                  186,645       398,667
  Less:  Amounts allocated to withdrawing
    participants at the end of the prior year           (398,667)     (343,138)
                                                     -------------------------
  Benefits paid to participants per the
    Form 5500                                        $ 4,823,578   $ 2,452,674
                                                     =========================


Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                       Notes to Financial Statements (continued)

                             December 31, 1998 and 1997


5.  Income Tax Status

The IRS has determined and informed CFBI by a letter dated October 26, 1996 that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.  Impact of Year 2000 (Unaudited)

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define the applicable year. Any of the Plan's computer programs, including programs from outside vendors, that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions.

Management of Frost National Bank, trustee, has an extensive program in place to address the internal and external risks associated with the century date change to the year 2000. The trustee has completed the renovation, testing, and installation of 99 percent of technology systems in its owned facilities and has completed 98 percent of the testing of mission-critical systems. The trustee is also updating business continuity plans for the date change and expects to be substantially complete with regard to nonmission-critical systems in the second quarter of 1999. Costs associated with this program are paid by the trustee and not by the Plan.

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                       Notes to Financial Statements (continued)

                             December 31, 1998 and 1997


7.	Statement of Changes in Net Assets Available for Benefits Segregated by
Participant-Directed Investment Type

The following represents the changes in net assets available for benefits segregated by participant-directed investment type for the year ended December 31, 1998:



                                  Common
                                 Stock of     Cullen/Frost   AIM Short-
                               Cullen/Frost   Bankers, Inc.  Term Prime  AIM LTD
                               Bankers, Inc.    Common         Money     Maturity  Templeton
                                 (Pending       Stock          Market    Treasury   Growth
                               Distribution)    Fund           Fund        Fund      Fund
                               -------------------------------------------------------------
Additions to net assets
 attributed to:
   Interest                      $       -   $          -   $      -   $        -  $       -
   Dividends                             -      1,723,836          -           14    408,700
   Net appreciation
     (depreciation) in fair value
     of investments                      -     (5,139,453)         -        1,943   (494,226)
   Investment election transfer    (17,538)    (6,120,302)   (82,917)    (923,295)   152,434

   Contributions:
     Employer                            -      2,874,717          -            -          -
     Participants                        -      2,746,958          -            -    479,674
                                  -----------------------------------------------------------
Total additions (deductions)       (17,538)    (3,914,244)   (82,917)    (921,338)   546,582

Deductions from net assets
 attributed to:
   Benefits paid to participants         -      2,932,527          -            -    194,346
                                  -----------------------------------------------------------
Total deductions                         -      2,932,527          -            -    194,346
                                  -----------------------------------------------------------
Net increase (decrease)            (17,538)    (6,846,771)   (82,917)    (921,338)   352,236

Net assets available for benefits
 at beginning of year               17,538     89,069,969     82,917      921,338  2,934,922
                                  -----------------------------------------------------------
Net assets available for benefits
 at end of year                    $     -   $ 82,223,198   $      -   $        - $3,287,158
                                  ===========================================================



Fidelity Advisor                Optimum
    Growth         Fidelity    Mix/Total     Short-Term                 Frost EB
 Opportunities   Money Market   Return    Investments Co. Participant Low Duration
     Fund            Fund      Portfolio  Prime Portfolio    Loans       Fund
-----------------------------------------------------------------------------------


$           -    $   327,935  $        -    $        -    $         -  $        -
      331,991              -     173,230             -              -      20,854


    1,036,617         20,269     495,672             -              -       9,206
    1,995,413      1,763,288     571,544      (417,283)     1,153,356     607,416


            -              -           -             -              -           -
      833,209        421,269     480,031             -              -      24,555
---------------------------------------------------------------------------------
    4,197,230      2,532,761   1,720,477      (417,283)     1,153,356     662,031




      283,414      1,089,741     147,012             -        383,584         413
---------------------------------------------------------------------------------
      283,414      1,089,741     147,012             -        383,584         413
---------------------------------------------------------------------------------
    3,913,816      1,443,020   1,573,465      (417,283)       769,772     661,618

    4,107,804      4,953,482   4,416,454       417,283      6,133,895           -
---------------------------------------------------------------------------------
$   8,021,620   $  6,396,502  $5,989,919   $         -    $ 6,903,667  $  661,618
=================================================================================


                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                        Notes to Financial Statements (continued)

                                December 31, 1998 and 1997


7.	Statement of Changes in Net Assets Available for Benefits Segregated by
	Participant-Directed Investment Type (continued)



                                   Optimum Mix/        PIMCO
                                   Equities Only   Low Duration
                                     Portfolio         Fund         Other        Totals
                                   -------------------------------------------------------
Additions to net assets
 attributed to:
   Interest                        $          -   $          - $      267   $     328,202
   Dividends                             10,147              -          -       2,668,772
   Net appreciation
   (depreciation) in fair value of
     investments                        158,123         14,677          -      (3,897,172)
   Investment election transfer       1,348,020        (30,136)                         -

   Contributions:
     Employer                                 -              -    149,831       3,024,548
     Participants                       163,385         15,462    234,441       5,398,984
                                   ------------------------------------------------------
Total additions (deductions)          1,679,675              3    384,539       7,523,334

Deductions from net assets
 attributed to:
   Benefits paid to participants          4,560              3          -       5,035,600
                                   ------------------------------------------------------
Total deductions                          4,560              3          -       5,035,600
                                   ------------------------------------------------------
Net increase (decrease)               1,675,115              -    384,539       2,487,734

Net assets available for benefits
 at beginning of year                         -              -          -     113,055,602
                                   ------------------------------------------------------
Net assets available for benefits
 at end of year                     $ 1,675,115    $         -  $ 384,539   $ 115,543,336
                                   ======================================================


                                                                            12







                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates

                       Notes to Financial Statements (continued)

                             December 31, 1998 and 1997


7.	Statement of Changes in Net Assets Available for Benefits Segregated by
   Participant-Directed Investment Type (continued)

The following represents the changes in net assets available for benefits segregated by participant-directed investment type for the year ended
December 31, 1997:



                                 Common Stock
                                of Cullen/Frost   Cullen/Frost   AIM Short-   AIM LTD                Fidelity Advisor
                                 Bankers, Inc.     Bankers, Inc.  Term Prime   Maturity                    Growth
                                 (Pending          Common Stock   Money Market Treasury   Templeton    Opportunities
                                 Distribution)        Fund           Fund        Fund    Growth Fund        Fund
                                --------------------------------------------------------------------------------------
Additions to net assets
 attributed to:
  Interest                       $      -        $         -     $    189,040  $       -  $        -    $        -
  Dividends                             -          1,405,212                -     38,450     423,910       340,770
  Net appreciation (depreciation)
   in fair value of investments         -         37,733,069        1,587,681      3,766     (95,739)       20,214
  Investment election transfer          -         (2,358,007)      (5,372,144)   267,323     474,024       687,196

  Contributions:
   Employer                             -          1,961,981                -          -           -             -
   Participants                    17,538          2,581,993          200,405     56,442     390,949       645,782
                                 ---------------------------------------------------------------------------------
Total additions (deductions)       17,538         41,324,248       (3,395,018)   365,981   1,193,144     1,693,962

Deductions from net assets
 attributed to:
  Benefits paid to participants         -          1,946,290          160,951      1,820      46,755        78,946
  Transfer of funds due to
    plan merger                         -           (705,496)               -          -           -             -
                                 ---------------------------------------------------------------------------------
Total deductions (additions)            -          1,240,794          160,951      1,820      46,755        78,946
                                 ---------------------------------------------------------------------------------
Net increase (decrease)            17,538         40,083,454       (3,555,969)   364,161   1,146,389     1,615,016

Net assets available for benefits
  at beginning of year                  -         48,986,515        3,638,886    557,177   1,788,533     2,492,788
                                 ---------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                 $ 17,538       $ 89,069,969      $    82,917   $921,338  $2,934,922    $4,107,804
                                 =================================================================================



                 Optimun
  Fidelity      Mix/Total     Short-Term
Money Market     Return     Investments Co.   Participant
   Fund         Portfolio   Prime Portfolio      Loans         Totals
------------------------------------------------------------------------
$    44,758   $         -    $        -       $        -    $    233,798
          -       181,143             -                -       2,389,485
    279,251     1,222,433             -                -      40,750,675
  4,613,453       151,080             -        1,537,075               -


          -             -             -                -       1,961,981
     20,186       501,295       417,283                -       4,831,873
------------------------------------------------------------------------
  4,957,648     2,055,951       417,283        1,537,075      50,167,812



      4,166        20,236             -          137,981       2,397,145

          -             -             -                -        (705,496)
-------------------------------------------------------------------------
      4,166        20,236             -          137,981       1,691,649
-------------------------------------------------------------------------
  4,953,482     2,035,715       417,283        1,399,094      48,476,163


          -     2,380,739             -        4,734,801      64,579,439
-------------------------------------------------------------------------
$ 4,953,482   $	4,416,454    $ 	417,283      $ 6,133,895   $ 113,055,602
=========================================================================


                             Supplemental Schedules

                    401(k) Stock Purchase Plan for the Employees of
                     Cullen/Frost Bankers, Inc. and Its Affiliates
                         EIN:  74-1751768     Plan No.:  003

            Item 27a - Schedule of Assets Held for Investment Purposes

                                   December 31, 1998


                           Description of Investment
                           Including Maturity Date
Identity of Issue,           Rate of Interest
Borrower, Lessor,            Collateral, Par or                      Current
or Similar Party               Maturity Date             Cost         Value
------------------------------------------------------------------------------
*Cullen/Frost Bankers, Inc. Common stock
                              1,496,017 shares                **  $  82,223,198

Fidelity Money Market       Money market deposit
  Fund                        account                $ 6,396,502      6,396,502

*Participant loans          Interest accrued at Frost
                              National Bank prime
                              rate, varying maturity
                              dates, 8.25% - 8.50%
                              charged during 1998              -      6,903,667

Optimum Mix/Total Return
 Portfolio                  Mutual fund                       **      5,989,919

Optimum Mix/Equities
 Only Portfolio             Mutual fund                       **      1,675,115

Templeton Growth Fund       Mutual fund                3,789,344      3,287,158

Fidelity Advisor Growth
 Opportunities Fund         Mutual fund                6,528,305      8,021,620

*Frost EB Low Duration
 Bond Fund                  Mutual fund                       **        661,618
                                                                  --------------
                                                                  $ 115,158,797
                                                                  ==============

*	Denotes party-in-interest
**	Historical cost is not available.

                             401(k) Stock Purchase Plan for the Employees of
                              Cullen/Frost Bankers, Inc. and Its Affiliates
                                  EIN:  74-1751768     Plan No.:  003

                             Item 27d - Schedule of Reportable Transactions

                                       Year Ended December 31, 1998



                           Description of                                                    Current Value
                          Asset (Including Interest                                           of Asset on
Identity of                Rate and Maturity            Purchase      Selling     Cost of     Transaction    Net Gain
Party Involved*            in Case of a Loan)            Price         Price       Asset          Date       or (Loss)
----------------------------------------------------------------------------------------------------------------------
Category (iii) - Series of
 Securities Transactions

                          AIM Short-Term Prime
                            Money Market Fund      $ 11,631,154  $          -  $ 11,631,154 $ 11,631,154   $         -
                          AIM Short-Term Prime
                            Money Market Fund                 -    16,543,419    16,543,419   16,543,419             -
                          Fidelity Money Market Fund  9,185,619             -     9,185,619    9,185,619             -
                          Fidelity Money Market Fund          -     2,415,842     2,415,842    2,415,842             -
                          Common stock:
                          Cullen/Frost Bankers, Inc. 12,818,018             -    12,818,018   12,818,018             -
                          Cullen/Frost Bankers, Inc.          -     9,002,433            **    9,002,433            **
                          Fidelity Advisors Growth
                            Opportunity Fund          4,610,261             -     4,610,261    4,610,261             -
                          Fidelity Advisors Growth
                            Opportunity Fund                  -     3,380,344     3,380,344    3,380,344             -


There were no Category (i),
(ii), or (iv) transactions
  during the year ended
  December 31, 1998.


*	All transactions on market.
**	Historical information is not available.


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